EVO TECH ASSUMPTION AGREEMENT


         THIS  AGREEMENT  dated this 25th day of May, 2001 between Argo,  Inc. a
Israeli   corporation   ("Assignor");   Safetek  Acquisition  Corp.  a  Delaware
corporation ("Assignee"); and Evo Tech, Inc. ("Evo Tech").

                             W I T N E S S E S T H :

         WHEREAS, Assignor is a party to that certain contract (the "Evo Tech Consulting Agreement") dated ____________ _____, 2001, between Argo and Evo Tech, Inc;

         WHEREAS, Assignor wishes to assign its interest in the Evo Tech Consulting Agreement to Assignee, and Assignee is willing to accept such assignment;

         WHEREAS, Evo Tech is also a party to the Evo Tech Consulting Agreement between Argo and Evo Tech, and Evo Tech is willing to consent to the Assignment by Assignor to Asignee of Assignor's interest in the Evo Tech Consulting Agreement.

                           N O W   T H E R E F O R E ,

         In consideration of the Premises and for other good and valuable consideration, the Parties hereto agree that:

         1. Assignor hereby assigns to Assignee, and Assignee hereby irrevocably and unconditionally assumes, all of the rights, conditions, and obligations of Assignor in the Evo Tech Consulting Agreement between Argo and Evo Tech.

         2.  Evo Tech hereby consents to the foregoing Assignment.




Argo, Inc.                                    Safetek Acquisition, Inc.
(Assignor)                                    (Assignee)

By: ______________________________            By: ______________________________
    Zvi Nachum, President                         Shmuel M. Shneibalg, President



Evo Tech, Inc.

By: ______________________________
    Bosilio Chen, President